EXHIBIT 23.1

Letterhead

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated April 15, 2008 on the financial statements of DynaResource, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for twelve months ended December 31, 2007 and 2006, and the inclusion of our name under the heading “Experts” in the Form 10/A Registration Statement filed with the Securities & Exchange Commission.

/s/ David S. Hall, P.C.

David S. Hall, P.C.
Dallas, Texas

February 18, 2009